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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File No. 333-167824

Securitas EDGAR Filings, Inc. (Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	20-8235905 (IRS Employer Identification No.)

Empire State Building

350 Fifth Avenue, 59th Floor

New York, NY 10118

(866) 956-8241

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeremy Pearman

Chief Executive Officer

Empire State Building

350 Fifth Avenue,  59th Floor

New York, NY 10118

Tel.  (866) 956-8241

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Robert L. B. Diener, Esq. Law Offices of Robert Diener 56 Laenani St. Haiku, HI 96708 Tel. (310) 396-1691 Fax. (310) 362-8887

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this from are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be registered	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee
Common Stock, $.001 par value (3)	1,000,000	$.05	$50,700	$3.57
Common Stock, $.001 par value (4)	294,000	$.05	$14,700	$1.05

1.

The selling stockholders may sell their shares of the registrant’s common stock at a fixed price of $0.05 per share until shares of the registrant’s common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

2.

Estimated solely for the purpose of calculating the amount of the registration fee paid pursuant to Rule 457(a) under the Securities Act.

3.

Represents 1,000,000 shares of common stock to be registered for sale.

4.

Represents 294,000 shares of common stock being offered for sale by selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

A Registration Statement by Securitas EDGAR Filings, Inc., a Nevada corporation, (the “Company”) (Registration No. 333-167824) (the “Registration Statement”) was declared effective on April 18, 2011 (the “Effective Date”) for the purpose of registering (1) 294,000 shares of common stock offered for resale by 32 of the Company’s shareholders and (2) a maximum of 1,000,000 shares of common stock offered for sale by the Company on a best-efforts basis (the “Offering”) under the Securities Act of 1933.  As of the date hereof, no shares have been sold pursuant to the Offering.

This Post-Effective Amendment No. 2 (the “Amendment”) is filed pursuant to Regulation S-B, Item 512 in order to correct an inaccuracy in the Company’s previously filed Registration Statement and Prospectus which was discovered by the Company following the Effective Date.  Specifically, this Amendment corrects the effective date of the Agreement and Plan of Merger between the Company and SEF LLC which should have stated January 21, 2009 and not January 1, 2007, as previously disclosed.  This Amendment also corrects the date the Company issued 8,181,503 restricted shares of the Company’s common stock, par value $.001, to Mr. Sarfoh.

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SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2010

Prospectus

1,294,000 SHARES OF COMMON STOCK

Securitas EDGAR Filings, Inc. (references to “we”, “us”, “our”, “SEF” and “Securitas” are to Securitas EDGAR Filings, Inc.) is offering a maximum of 1,000,000 shares of its common stock $.001 par value for sale at $.05 per share on a best-efforts basis.. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. Net proceeds from the sale of these shares will be equal to approximately $43,500 for all 1,000,000 shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. Instead, the proceeds from all shares sold by SEF will be placed into the corporate account and available immediately to us for general corporate use and such funds shall be non-refundable and investors would be at risk to lose all or a part of any investment in us. Creditors of the Company would be able to attach the funds in our account. SEF will pay all expenses incurred in this offering.

The offering will continue until all 1,000,000 shares of common stock are sold, the expiration of  60 days from the date of this prospectus, which period may be extended for up to an additional 60 days in our discretion, or until we elect to terminate the offering, whichever event occurs first. If all 1,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

There is no public market for our common stock and no assurance that a trading market will develop or, if it develops, that it will continue. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Concurrent with the offering, we are registering 294,000 additional shares of common stock offered for sale by 32 of our shareholders, under the heading “Selling Security Holders” appearing at page 17. The selling stockholders identified in this prospectus may offer and sell up to 294,000 shares of our common stock. The shares were acquired by the selling stockholders directly from our company in a private placement offering that was exempt from the registration requirements of the Securities Act of 1933.  The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. These selling shareholders will offer their stock at a price of $.05 per share for the duration of the offering, or at prevailing market prices if our stock is quoted or listed with a market, or at privately negotiated prices. We will not receive any cash or other proceeds in connection with the sale by the selling security holders. All proceeds from said shares will, instead, be retained by the selling shareholders. A selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

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The offering by SEF is at a fixed price of $0.05 per share for the duration of the offering and the offering by the selling shareholders is at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT ON FORM S-1 FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is September 30, 2010

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PROSPECTUS SUMMARY

1

THE OFFERING

2

RISK FACTORS

3

FORWARD LOOKING STATEMENTS

12

USE OF PROCEEDS

13

DETERMINATION OF OFFERING PRICE

15

DILUTION

15

SELLING STOCKHOLDERS

16

PLAN OF DISTRIBUTION

19

DESCRIPTION OF BUSINESS

22

DESCRIPTION OF PROPERTY

24

LEGAL PROCEEDINGS

24

RELATED STOCKHOLDER MATTERS

24

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION

25

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

32

EXECUTIVE COMPENSATION

34

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

35

AND CERTAIN CONTROL PERSONS, AND CORPORATE GOVERNANCE

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

36

AND MANAGEMENT

36

DESCRIPTION OF SECURITES

36

EXPERTS AND COUNSEL

37

INTEREST OF NAMED EXPERTS AND COUNSEL

37

DISCLOSURE OF COMMISSION’S POSITION OF INDEMNIFICATION

37

WHERE TO GET MORE INFORMATION

38

INDEX TO FINANCIAL STATEMENTS

40

PART II

42

SIGNATURES

47

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PART I

PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.

Our Business

Securitas EDGAR Filings, Inc. was formed as a Nevada corporation on November 17, 2006. Since formation, we have been in the sole business of providing data conversion and transmission services to companies and individuals that are required, pursuant to federal securities laws, to electronically file annual and quarterly reports, prospectuses, registration statements, and other informational disclosure documents with the United States Securities and Exchange Commission (“SEC”) via the SEC’s Electronic Data Gathering And Retrieval system, (“EDGAR”).

The Company is a SEC registered EDGAR Filing Agent.  Prior to the formation of Securitas, the business was operated within a Florida Limited Liability Company, where it was initially organized by our founder, Mr. Sarfoh,  on October 31, 2005 as Xpedient EDGAR Filings, LLC, and subsequently, on November 21, 2005, amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC (“SEF LLC”).

For purposes of effecting a change of the Company’s classification from a limited liability company to a corporation and a change of the initial jurisdiction in which the Company was organized from Florida to Nevada, effective January 21, 2009 and pursuant to an Agreement and Plan of Merger, (“Merger Agreement”), SEF LLC and Securitas entered into a merger transaction, with Securitas the surviving entity. The transaction was intended to be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Although we are a development stage company and our auditors have issued a going concern opinion, we do not believe we are a blank check company as defined under Rule 419 of Regulation C.  Since the date of formation through December 31, 2010, the Company has incurred approximately $125,000 in expenses to build and grow its business.  Although the Company is considered to be a development stage company due to its revenues, the Company’s sole business is, and has been since its inception over five years ago, to convert and transmit periodic reports for companies required to file disclosure documents with the SEC via EDGAR. We are a registered SEC EDGAR Filing Agent that markets its business and targets and solicits business from publicly traded companies.  Neither our CEO nor any of our shareholders, including our majority stockholder who has been involved with companies whose business plans were unsuccessful, have any plans to be acquired or to merge with another company or have any plans or intentions to enter into a merger or business combination or to enter into a change of control or similar transaction.

Our principal executive offices are located at 350 Fifth Avenue, 59th Floor, New York, NY 10118.  The telephone number at our principal executive offices is (866) 956-8241. Our website address is www.securitasedgarfilings.com or also at www.sfilings.com. Information on our web site is not part of this memorandum.

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THE OFFERING
Common Stock Offered By The Company:	1,000,000
Common Stock Offered By Selling Shareholders:*	294,000
Offering Price and Alternative Plan of Distribution:**

The offering price by SEF is at a fixed price of $0.05 per share for the duration of the offering and the offering by the selling shareholders is at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If our common stock is quoted or becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering:	None.
Common Stock Outstanding Before This Offering:	12,193,205
Common Stock To Be Outstanding After This Offering:	13,193,205
Percentage Of Common Stock To Be Outstanding After This Offer Represented By Shares Offered By The Company :	8%
Duration of the Offering:

The duration of the Offering will be 60 days after the effective date of this prospectus, which period may be extended for up to an additional 60 days in our discretion, or until all 1,000,000 shares of common stock are sold, or until we elect to terminate the offering, whichever event occurs first.

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling shareholders. For common stock sold by the Company, the net proceeds of the Offering, estimated at $43,500 (after deducting an estimated $6,500 in offering expenses) are expected to be used for working capital. See the section entitled “Use of Proceeds” beginning on page 14.

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* The selling shareholders consist of 32 individuals who purchased an aggregate of 294,000 shares of common stock for $14,700 in a private placement offering made in reliance upon an exemption from registration under Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 (“Securities Act”), as amended, during the period from May 1, 2009 through December 31, 2009.  The selling shareholders are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. These selling shareholders will offer their stock at a price of $.05 per share for the duration of the offering, or at prevailing market prices if our stock is quoted or listed with a market, or at privately negotiated prices.  We will receive no proceeds from the sale of the shares by the selling shareholders.

** The offering by the company is at a fixed price of $0.05 per share for the duration of the offering and that the offering by the selling shareholders is at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Financial Summary

The following tables summarize the relevant financial information for SEF.  Because this is only a financial summary, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus, including the financial statements and the explanatory notes, before making an investment decision.

Balance Sheet Data:	As of December 31, 2010

Working Capital	$ (4,536)
Total Assets	$ 3,700
Total Liabilities	$ 27,838
Total Stockholders’ Deficit	$ (30,469)
Accumulated Deficit	$ (98,627)

Summary Operating Data:	Inception (October 31, 2005) to December 31, 2010

Total Revenue	$ 38,175
Total Operating Costs and Expenses	$ 127,002
Total Net Loss	$ (88,827)
Basic & Diluted Net Loss Per Share	$ (0.008)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

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I.  RISKS RELATED TO OUR BUSINESS

We need to raise additional capital to implement our business strategy and such capital raising may be difficult or costly to obtain and if we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to curtail and scale back or forgo some or all of our business operations, which could have a material adverse effect on our financial results

We are seeking to raise $50,000 at $.05 per share in this offering on a best efforts basis to implement our plan and meet our capital needs for the next 12 months of operations.  We will use the proceeds from this offering to pay for conversion software upgrades, website upgrades, search engine optimization, marketing strategies for our business, and general administrative expenses.  See the section entitled “Use of Proceeds” for a description of the manner in which we plan to use proceeds from this offering.  At this time, we have not secured or identified any additional financing.  Outside of capital commitments made by our officer and majority stockholder, we do not have any firm commitments or other identified sources of additional capital from third parties.  There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us.  If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company. In addition, creditors of the Company would be able to attach the funds in our corporate account.

Uncertainty exists as to whether our business will have adequate capital over the next 12 months to execute the planned expansions of business operations thereby making an investment in Securitas speculative.

We require additional financing to market our EDGAR conversion and submission services until sufficient revenue can be generated for us to be self-sustaining. Our management projects that in order to effectively market its services it will require approximately $25,000 over the next 12 months to cover costs involved in the marketing and advertising of our services. In the event that we are unable to generate sufficient revenues through our marketing and advertising efforts, and before all of the funds now held by us and obtained by us through this offering are expended, an investment made in Securitas may become worthless.

We are dependent upon our CEO for his services and any interruption in his ability to provide his service could cause us to cease operations.

From December 2009 through June 2010 the Company utilized the services of an independent sales consultant.  Subsequent to the termination of this independent consultant agreement, our CEO is now solely responsible for sales and marketing. The loss of the services of our sole employee, Mr. Jeremy Pearman, our CEO, PAO, President, Secretary and Director, could have a material adverse effect on us.  We do not maintain any key man life insurance on Mr. Pearman.  The loss of Mr. Pearman’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate skilled employees. We may not be able to retain our key employee or attract, assimilate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected. In addition, the employment agreement with Mr. Pearman contains restrictive covenants that restrict his ability to compete against us or solicit our customers. These restrictive covenants, or some portion of these restrictive covenants, may be deemed to be against public policy and may not be fully enforceable. If these provisions are not enforceable, Mr. Pearman may be in a position to leave us and work for our competitors or start his own competing business. See "Business" and "Management" for detailed information on our key personnel.

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Our future success will depend on our ability to increase revenues.

We are in a highly fragmented market for the delivery of SEC EDGAR conversions and filings and face numerous risks and uncertainties in achieving increased revenues.  We launched our website, located at www.securitasedgarfilings.com and www.sfilings.com, in October 2005. During this period, we have invested in EDGAR conversion software, a dedicated network, computer equipment, and brochures and other such marketing materials to enable us to carry out our business plan. These expenditures have resulted in operating losses. In order to be successful, we must increase our revenues from the sale of our services to corporations and individuals subject to the reporting and disclosure requirements imposed by the SEC. In order to increase our revenues, we must successfully:

•

implement our marketing plan to attract corporations and individuals to our EDGAR conversion and submission services;

•

increase traffic to our website by developing relationships with popular websites and providers of business and financial information;

•

convert online visitors to clients;

•

generate revenues through the sale of our services to current public companies, those seeking to become public and individuals who need our filing services;

•

attract, retain and motivate qualified personnel with EDGAR conversion experience to serve in various capacities, including sales and marketing positions;

•

upgrade our conversion software to enhance our EDGAR conversion and transmission services;

•

respond effectively to competitive pressures from other providers of EDGAR conversion services;

•

keep abreast of the changes by the SEC regarding its EDGAR system.

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

We have losses which we expect to continue into the future and there is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably or we are unable to raise additional funds, we may enter into a business combination which may ultimately decrease shareholder value or cause is to cease operations.

Our net loss from inception (October 31, 2005) through December 31, 2010 is $88,827.  We expect to incur operating losses in future periods due to expenses associated with this offering and current revenues and expenses.  We cannot be sure that we will be successful in generating revenues in the future and in the event we are unable to generate sufficient revenues or raise additional funds we will analyze all avenues of business opportunities. Additionally, our majority stockholder has been involved in companies whose business plans were unsuccessful.  Management does not have any current plans or intentions, but in the future, may consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Such a business combination may ultimately fail, decreasing the liquidity of the Company and shareholder value or cause us to cease operations, and investors would be at risk to lose all or part of their investment in us.

We face intense competition from other providers of EDGAR conversion services.

We compete with many providers of EDGAR conversion services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete include:

•

large financial printers, such as Bowne and RR Donnelly, which offer EDGAR conversion as part of their suite of services;

•

companies such as Advanced Computer Innovations, Inc. that offer EDGAR conversion services and sell conversion software;

•

law firms that provide EDGAR conversion services to the their SEC reporting clients;

•

web-based providers of EDGAR conversion services; and

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•

start-up companies entering the market.

Our future success will depend on our ability to increase and enhance our market position by: (1) upgrading our conversion software to add value to our conversion services (2) keeping our pricing models on par with those of our competitors and (3) increasing our online visibility.

Many of our existing competitors, as well as a number of potential competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may enable them to respond more quickly to new or emerging technologies and changes in the types of services sought by users of EDGAR-based conversion services, or to devote greater resources to the development, promotion and sale of their services than we can. These competitors and potential competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and companies and individuals subject to the SEC’s reporting obligations. Our competitors may also develop services that are equal or superior to the services offered by us or that achieve greater market acceptance than our services. In addition, current and prospective competitors may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. If these events occur, they could have a materially adverse effect on our revenue. Increased competition could also result in price reductions, reduced margins or loss of market share, any of which would adversely affect our business, results of operations and financial condition. See "Description of Business” and "Competition."

We also believe our ability to compete depends on a number of factors outside of our control, including:

•

the prices at which others offer competitive services, including aggressive price competition and discounting;

•

the ability and willingness of our competitors to finance customers' filing requirements;

•

the ability of our competitors to undertake more extensive marketing campaigns than we can;

•

the extent, if any, to which our competitors develop proprietary tools that improve their ability to compete with us;

•

the ability of our customers to perform the services themselves; and

•

the extent of our competitors' responsiveness to customer needs.

In order to be competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace.  We must establish our name as a reliable and constant source for professional conversion and transmission services. Any significant increase in competitors or competitors with better, more efficient services could make it more difficult for us to gain market share or establish and generate revenues.   We may not be able to compete effectively on these or other factors.

We may not be successful in increasing our brand awareness which would adversely affect our business, results of operation and financial condition.

Our future success will depend, in part, on our ability to increase the brand awareness of our website and the services we offer. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected. In order to build our brand awareness, we must succeed in our marketing efforts, provide high quality services and increase traffic to our website. We intend to spend a significant portion of the proceeds of this offering to expand our marketing efforts as part of our brand-building efforts. These efforts may not be successful which could have an adverse effect on our business, results of operations and financial condition.

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Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues from our primary services.

Our business consists of providing conversion and filing services to companies that are required to file electronic reports with the SEC through EDGAR.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

We may not be successful in providing new and enhanced services which could have a material adverse effect on the Company’s business, results of operation and financial condition.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. To be successful, we must adapt to our rapidly changing market by continually enhancing our existing services and adding new services to address our customers' changing demands. We could incur substantial costs if we need to modify our services or infrastructure to adapt to these changes. Our business could be adversely affected if we were to incur significant costs without generating related revenues or if we cannot adapt rapidly to these changes.

Our business could also be adversely affected if we experience difficulties in introducing new or enhanced services or if these services are not favorably received by users. We may experience technical or other difficulties that could delay or prevent us from introducing new or enhanced services. Furthermore, after these services are introduced, we may discover errors in these services which may require us to significantly modify our software or hardware infrastructure to correct these errors.

Our business would be adversely affected if we are not able to create and develop an effective direct sales force, which could have a material adverse effect on the Company’s business, results of operation and financial condition.

Because a significant component of our growth strategy relates to increasing our revenues through the provision of EDGAR conversion and submission services to companies and individuals subject to the SEC disclosure and reporting requirements, our business would be adversely affected if we were unable to develop, maintain and manage an effective sales force to market our services to this customer group.  From December 2009 through June 2010 the Company utilized the services of an independent sales consultant.  Subsequent to the termination of this independent consultant agreement, we currently do not engage any independent consultants or employ any sales staff to sell our services, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully manage growth.

We could experience growth over a short period of time, which could put a significant strain on our managerial, operational and financial resources.  We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. We have limited resources and may be unable to manage our growth. Our business strategy is based on the assumption that our customer base, geographic coverage and service offerings will increase. If this occurs it will place a significant strain on our managerial, operational, and financial resources.  If we are unable to manage our growth effectively, our business will be adversely affected. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of EDGAR conversion and transmission. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

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We have a limited number of clients and we are therefore subject to risks associated by having a substantial concentration of business with certain individual clients.

Until the Company develops a significant dedicated client base and is not dependent on a small number of clients for the substantial part of its business, the Company is subject to the risk that the loss of any individual client or group of clients will materially affect the ability of the business to develop sufficient cash flow to fund its operating expenses.  In that event, the Company may be forced to cease or substantially cut back its marketing and operations and investors may lose their entire investment or they may be substantially diluted by the need to access additional capital.

Our profitability could suffer if we are not able to maintain favorable pricing rates.

Our profit margin, and therefore our profitability, is dependent on the rates we are able to recover for our services. If we are not able to maintain favorable pricing for our services, our profit margin and our profitability could suffer. The rates we are able to recover for our services are affected by a number of factors, including:

•

our clients’ perceptions of our ability to add value through our services;

•

competition;

•

our competitors’ pricing policies;

•

general economic and political conditions

If our advertising and marketing efforts fail to attract customers to use our services, we will not be able to generate revenues which could have a material adverse effect on the Company’s business, results of operation and financial condition.

We primarily target and market our services directly to senior executives of Over the Counter Bulletin Board (“OTCBB”) companies. The Company’s primary marketing efforts will center on paid advertisements on the internet. The Company recently engaged a search engine optimization firm to increase traffic to its website through the use of organic optimization, professional copywriting and effective link building efforts to obtain top natural listings. Although we believe that building awareness of our conversion and transmission service will be critical in increasing our client base, we cannot assure you that we will be successful in attracting customers.  If we fail to attract customers to use our services, we will be unable to generate revenues, which could significantly affect our business, financial condition and results of operations.

If we fail to develop long-term relationships with customers our service would be jeopardized which could have a material adverse effect on the Company’s business, results of operation and financial condition.

We anticipate that a majority of our business will be derived from repeat clients. Our future success depends to a significant extent on our ability to develop long-term relationships with publicly traded companies that will provide repeat business. Our inability to build long-term client relations or the inability of new or existing clients to be successfully serviced could result in a loss of future business which would harm our business.

Our executive officers and majority stockholders may significantly influence matters to be voted on and their interests may differ from, or be adverse to, the interests of our other stockholders.

The Company’s executive officers and a majority stockholder currently control approximately 98% of our outstanding common stock prior to this Offering.  Assuming the sale of 1,000,000 shares of our common stock, the Company’s executive officer and majority stockholder will control approximately 90% of the Company’s outstanding common stock.  Accordingly, the Company’s executive officer and majority stockholder possess significant influence over the Company on matters submitted to the stockholders for approval. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other

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major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are adverse to other stockholders.

We have been subject to a going concern opinion from our independent auditors.

Our independent auditors have added an explanatory paragraph to their review issued in connection with the financial statements for the year ended December 31, 2010, relative to our ability to continue as a going concern.  For the year ended December 31, 2010, we had negative working capital of $4,536, an accumulated deficit of $98,627and recorded loss of $24,671. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

We will incur increase costs as a result of becoming a public company.

We have plans to become a publicly traded company in the U.S. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the Financial Industry Regulatory Authority (“FINRA”).  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, if we can obtain such insurance at all.  We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar liability coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

II.  RISKS RELATED TO OUR INDUSTRY

Government regulation may impact our operations due to changes in the way the SEC accepts electronic filings.

Our business is reliant on the manner in which documents are filed and transmitted with the SEC.  Any change in how documents are accepted for filing could cause our business to temporarily cease operations, as we make changes to conform to any new filing requirements.  This is especially relevant as the SEC phases out the old EDGAR database, and replaces it with the Next-Generation EDGAR System.  If we fail to stay abreast of changes within our industry, we will be unable to generate revenues, which could significantly affect our business, financial condition and results of operations.

Future enhancements to the analysis of information filed with the SEC via the Next-Generation EDGAR System may erode demand for our services.

The SEC now requires certain registrants, and in the near future will require all registrants, to submit financial information using the eXtensible Business Reporting Language (XBRL) format as a method to enhance the analysis of information filed with the SEC via the Next-Generation EDGAR System. XBRL is an open electronic standard that provides a format for tagging financial information that allows users to extract, exchange, analyze and display financial information.   Our future success will depend on our ability to upgrade our conversion software to allow for XBRL conversion and filings and if we are unable to do so, our business, results of operations and financial condition would be materially adversely affected.

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Our business could be adversely affected by a downturn in the financial services industry which could have a material adverse effect on the Company’s business, results of operation and financial condition.

We are dependent upon the continued demand for the distribution of business and financial information over the Internet, making our business susceptible to a downturn in the financial services industry. For example, a decrease in the number of individuals investing their money in the equity markets could result in a decrease in the number of companies deciding to become or remain public. This downturn could have a material adverse effect on our business, results of operations and financial condition.

We face risk of system failure which would adversely affect our business, results of operation and financial condition.

Our ability to provide EDGAR content on a real-time basis depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in responsiveness of our website could result in an inability to transmit documents via EDGAR, reduced transmission turnaround, reduced revenue and harm to our reputation, brand and relations with advertisers. Our business, results of operations and financial condition could be materially adversely affected by any event, damage or failure that interrupts or delays our operations.

Any temporary cessation in operations could cause us to lose clients.

Any temporary cessation in operations could cause the loss of current and prospective clients.  Our clients will not have the ability to delay filings and would seek services elsewhere causing us to lose revenue.  Investors would be at high risk to lose all of their investment should we have a temporary cessation of operations.

We are dependent on the internet infrastructure.

Our future success will depend, in significant part, upon the maintenance of the various components of the Internet infrastructure, such as a reliable backbone network with the necessary speed, data capacity and security, and the timely development of enabling products, such as high-speed modems, which provide reliable and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased user bandwidth requirements, we cannot be sure that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure or otherwise, and such outages or delays could adversely affect our Web site and the Web sites of our co-branded partners, as well as the Internet service providers and online service providers our customers use to access our services. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. We cannot predict whether the infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium will be developed or maintained.

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III.  RISKS RELATED TO THIS OFFERING

There is no firm commitment to purchase the shares of common stock being offered in the Offering, and as a result initial investors assume additional risk.

This is a best efforts, no minimum offering of shares of our common stock being conducted solely by our management.  There is no commitment by anyone to purchase any of the shares being offered.  We cannot give any assurance that any or all of the shares will be sold.  There is no minimum and we will retain any amount of proceeds received from the sale of the shares.  Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that other unforeseen events will not occur, resulting in the need to raise additional funds.  As this Offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected.  Initial investors assume additional risk on whether the Offering will be fully subscribed and how the Company will utilize the proceeds.

Our bylaws and the Nevada Revised Statute contain provisions that limit the liability and provide indemnification for our officers and directors.

Our bylaws provide that the officers and directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct.  Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for us.  Such an indemnification payment might deplete our assets.  Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel.  It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

There is currently no market for our common stock, and we not expect that a market will develop in the foreseeable future making an investment in our common stock illiquid.

There is currently no market for our common stock.  We do not expect that a market will develop at anytime in the foreseeable future.  The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable.  In the event that a market develops, we expect that it would be extremely volatile.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share process and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•

Potential investors’ anticipated feeling regarding our results of operations;

•

Increased competition;

•

Our ability or inability to generate future revenues; and

•

Market perception of the future of development of EDGAR filing services.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

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We arbitrarily determine the offering price and there had been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The offering price of the shares of common stock has been arbitrarily determined without independent valuation of the shares by our management based on estimates of the price that purchasers of speculative securities, such as our common stock, will be willing to pay considering our nature and capital structure, the experience of our officer and director and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to our assets, earnings or book value, or any other objective standard of value and thus the shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price. See the section entitled “Placement of the Offering” elsewhere in this memorandum.

You will incur substantial and immediate dilution of the price you pay for your shares in this offering.

The offering price of our common stock is substantially higher than the net tangible book value per share of the outstanding common stock issued after this offering.  Therefore, if you purchase shares of our common stock in this offering, you will incur substantial immediate dilution in the net tangible book value per share of common stock from the price you pay for such share.

As of December 31, 2010, the net tangible book value of our common stock was (30,469) or approximately $(0.002) per share based upon 12,193,205 shares outstanding.

We do not anticipate dividends will be paid on our common stock and investors may lose the entire amount of their investment.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and registration statement on Form S-1 contain certain forward-looking statements that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

Our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such factors include, but are not limited to the following:

•

our goals and strategies;

•

our expansion plans;

•

our future business development, financial conditions and results of operations;

•

the expected growth of the market for our services;

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•

our expectations regarding demand for our services;

•

our expectations regarding keeping and strengthening our relationships with key customers;

•

our ability to stay abreast of market trends and technological advances;

•

general economic and business conditions in the markets in which we sell our services;

•

relevant government policies and regulations relating to our industry; and

•

market acceptance of our services.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement on Form S-1, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We intend to use the net proceeds of this offering to fund working capital including, but not limited to, marketing and advertising, and investment in technology (specifically software upgrades for the Next-Generation EDGAR System and XBRL) to enhance our infrastructure.  The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the shares in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.”  Accordingly, we will retain broad discretion in the allocation of proceeds of this offering.

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	If 250,000 Shares Sold – 25%		If 500,000 Shares Sold – 50%
	Amount	Per Cent	Amount	Per Cent
	$ 12,500	100%	$ 25,000	100%

Estimated offering expenses:

Accounting Fees and expenses	2,500	38.58%	2,500	38.58%
Legal Fees and expenses	2,500	38.58%	2,500	38.58%
Blue Sky Expense	1,000	15.43%	1,000	15.43%
Transfer Agent expenses	475	7.33%	475	7.33%
SEC registration fee	5	0.08%	5	0.08%
Total Expenses	6,480	100.00%	6,480	100.00%

Total Net Proceeds	6,020		18,520

Estimated use of net proceeds:

Marketing and Advertising	5,520	91.69%	15,020	83.35%
General & administrative expenses	500	8.31%	500	2.77%
Conversion Software Upgrade	-	0.00%	2,500	13.87%
Website Enhancement	-	0.00%	-	0.00%
Total	6,020	100.00%	18,520	100.00%

	If 750,000 Shares Sold – 75%		If 1,000,000 Shares Sold – 100%
	Amount	Per Cent	Amount	Per Cent
	$ 37,500	100%	$ 50,000	100%

Estimated offering expenses:

Accounting Fees and expenses	2,500	38.58%	2,500	38.58%
Legal Fees and expenses	2,500	38.58%	2,500	38.58%
Blue Sky Expense	1,000	15.43%	1,000	15.43%
Transfer Agent expenses	475	7.33%	475	7.33%
SEC registration fee	5	0.08%	5	0.08%
Total Expenses	6,480	100.00%	6,480	100.00%

Total Net Proceeds	31,020		43,520

Estimated use of net proceeds:

Marketing and Advertising	24,020	77.43%	35,020	80.47%
General & administrative expenses	1,000	3.22%	1,000	2.30%
Conversion Software Upgrade	3,500	11.28%	4,000	9.19%
Website Enhancement	2,500	8.06%	3,500	8.04%
Total	31,020	100.00%	43,520	100.00%

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(1)

There is no minimum purchase requirement or any commitment by any person to purchase any or all of the shares of common stock offered by the Company in this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the 1,000,000 shares of common stock being offered.

In the event we are unable to sell at least 50% of the shares of common stock being offered, we believe that revenues generated through our EDGAR conversion services and current capital commitments made by our officer and majority stockholder will allow us to meet both our cash requirements for the next twelve months of operations and the expenses outlined in the estimated use of proceeds associated with selling 50% of our common stock, as depicted in the Use of Proceeds table.   In order for us to meet the estimated marketing and advertising, software, and conversion upgrade expenses associated with selling 750,000 or 1,000,000 shares of common stock, as outlined in the Use of Proceeds table, we would need to either obtain and retain new clients, increase the capital commitments currently required of our officer and majority stockholder, or, secure debt financing the availability of which cannot be assured.

DETERMINATION OF OFFERING PRICE

Since our common stock is presently not traded on any market or securities exchange, we have fixed the offering price of the shares offered by this prospectus at $0.05.  The fixed offering price may not reflect the market price of the shares after the offering. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. The price selected for the common stock was based upon the below factors we considered in determining the offering price:

•

our lack of operating history;

•

the amount of risk associated with an investment in our stock and the proportional amount of stock to be retained by our existing stockholders; and

•

our relative cash requirements.

There is no relationship between the current offering price of $0.05 and the price of $.05 that we previously received from our private placement of stock. No investment banker, appraiser or other independent third party has been consulted concerning the determination or the fairness of the offering price for the shares.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per share of common stock over the as adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

At December 31, 2010, we had a pro forma net tangible book value of approximately $(30,469), or approximately $(0.002) per share based on 12,193,205 shares issued and outstanding on a pro forma basis. After taking into account the estimated net proceeds from this offering of $43,500 and the issuance of the 1,000,000 shares being offered, our net tangible book value at December 31, 2010 would have been approximately $13,031.00, or $0.002 per share. This represents an immediate increase of $0.003 per share to existing shareholders and immediate dilution of $0.049 per share, or 98%, to the new investors who purchase common stock in this offering.

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The following table illustrates this per share dilution:

Estimated public offering price per share	$ 0.050	$ -
Pro forma net tangible book value per share at December 31, 2010	$ (0.002)	$ -
Increase in net tangible book value per share attributable to new investors	$ 0.003	$ -
Net tangible book value per share after the offering	$ 0.001	$ -
Dilution per share to new investors	$ 0.049	$ -

The following table summarizes as of December 31, 2010 the differences between the existing shareholders and the new investors with respect to the number of shares purchased, the total consideration paid and the average price per share paid:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Founders, executive officers and directors	11,899,205	90.19%	$52,895	44.98%	$ 0.004
Older existing stockholders	294,000	2.23%	$14,700	12.50%	$ 0.05
New Investors	1,000,000	7.58%	$50,000	42.52%	$ 0.05(1)
Total	13,193,205	100%	$117,595	100%

(1)

Estimated public offering price.

SELLING STOCKHOLDERS

Of the 1,294,000 shares of common stock being offered by this prospectus, the selling shareholders are offering an aggregate of 294,000 shares of common stock. The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. These selling shareholders will offer their stock at a price of $.05 per share for the duration of the offering, or at prevailing market prices if our stock is quoted or listed with a market, or at privately negotiated prices. We issued the 294,000 shares of common stock to the selling shareholders in a private placement pursuant to an exemption from registration under Regulation D of the Securities Act of 1933 (as described in greater detail below under "Recent Sales of Unregistered Securities"). We believe that the selling shareholders have sole voting and investment power with respect to the shares owned. No selling shareholder is an affiliate of a broker-dealer.

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Name of Selling Shareholder	Shares Owned Prior to Offering	Percentage Owned Prior to Offering (1)	Shares Offered For Sale	Shares Owned After Offering	Percentage Owned After Offering (1)
Sue Pearman (2)	7,500	0.06%	7,500	0	0.0%
Casey Urschel	10,000	0.08%	10,000	0	0.0%
Jeremy Mattox	10,000	0.08%	10,000	0	0.0%
William Sorrell	10,000	0.08%	10,000	0	0.0%
Bill Tonini	15,000	0.12%	15,000	0	0.0%
Phillip Blythe	7,500	0.06%	7,500	0	0.0%
Tyler Ochs	7,500	0.06%	7,500	0	0.0%
Todd Harris	15,000	0.12%	15,000	0	0.0%
David Beach	7,500	0.06%	7,500	0	0.0%
Danny Ward (4)	7,500	0.06%	7,500	0	0.0%
Brooks Mayer	7,500	0.06%	7,500	0	0.0%
Bradley Suter (5)	7,500	0.06%	7,500	0	0.0%
Justin Pearman (3)	7,500	0.06%	7,500	0	0.0%
Clayton Suter (5)	10,000	0.08%	10,000	0	0.0%
Richard Michael Duffy, II	7,500	0.06%	7,500	0	0.0%
Anthony Schembari, Jr.	7,500	0.06%	7,500	0	0.0%
Mark Burns	20,000	0.16%	20,000	0	0.0%
Adam Eads	7,500	0.06%	7,500	0	0.0%
Robert Pope	10,000	0.08%	10,000	0	0.0%
Brijesh Patel	10,000	0.08%	10,000	0	0.0%
RES Holdings(6)	10,000	0.08%	10,000	0	0.0%
Andre Blackburn	15,000	0.12%	15,000	0	0.0%
Lawrence Williams, Jr. (7)	10,000	0.08%	10,000	0	0.0%
George Lee	10,000	0.08%	10,000	0	0.0%
Nichelle Kallenberg	6,000	0.05%	6,000	0	0.0%
Gardy Moreau	6,000	0.05%	6,000	0	0.0%
Greg Blanco	7,000	0.06%	7,000	0	0.0%
Nabin Mandal	5,000	0.04%	5,000	0	0.0%
Kofi Kankam	7,500	0.06%	7,500	0	0.0%
Toby Ward (4)	7,500	0.06%	7,500	0	0.0%
Molly Farrow	10,000	0.08%	10,000	0	0.0%
Paul Pantoja	7,500	0.06%	7,500	0	0.0%
Selling Shareholders as a Group	294,000	2.41%	294,000	0	0.0%

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(1)

Applicable percentage of ownership is based on 12,193,205 shares of common stock outstanding as of December 31, 2009.

(2)

Sue Pearman is the wife of Jeremy Pearman, our CEO, CFO, PAO, President, Secretary and Director of the Company.

(3)

Justin Pearman is the brother of Jeremy Pearman, our CEO, CFO, PAO, President, Secretary and Director of the Company.

(4)

Danny Ward and Toby Ward are father/son.

(5)

Bradley Suter and Clayton Suter are brothers.

(6)

RES Holdings is wholly-owned by Epi Almodovar.

(7)

From December 2009 through June 2010 the Lawrence Williams, Jr. provided services to the Company as an independent sales consultant.  The shares Mr. Williams holds were purchased by him in the 2009 private placement offering.

Sales by the Selling Security Holders. We are not aware of any plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the shares being offered for sale by the selling security holders. If such participation develops, the registration statement will be amended to identify such persons.

We are registering all of the shares of common stock owned by the selling shareholders and the selling shareholders are offering all of these shares for through this prospectus for a period of up to two years from the effective date. These selling shareholders will offer their stock at a price of $.05 per share for the duration of the Offering, or at prevailing market prices if our stock is quoted or listed with a market, or at privately negotiated prices. Accordingly, assuming the selling shareholders sell all of the shares being registered, no selling shareholder will continue to own any shares of our common stock.

The selling shareholders, or pledgees, assignees, donees, transferees or other successors in interest, may offer and sell any or all of the shares of common stock from time to time at $0.05 per share until, and if, a market develops for our shares of common stock through the OTCBB, at which time, if ever, the selling shareholders may offer and sell the shares from time to time in each case at prices then prevailing in the public market at the time of sale, at prices related to these prevailing market prices or at negotiated prices, in open market transactions, in private or negotiated transactions or in a combination of these methods of sale. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. The selling shareholders will act independently of us in making determinations with respect to the timing, manner and size of each offer or sale. These sales may be made on the trading market, if any, or any other stock exchange, market or trading facility on which the shares are traded or otherwise at prices and on terms then prevailing or at prices related to the then current market prices, or in negotiated transactions.

The selling shareholders that participate in the distribution of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any discounts, commissions or concessions received by any selling shareholder, and any profits realized on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirement of the Securities Act. We will make copies of this prospectus available to the selling shareholders and inform them of the need to deliver a copy of this prospectus to each purchaser at or before the time of the sale. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders. In certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits our officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that are sold by him.  We may also engage registered broker-dealers to offer and sell the shares. We may pay any such registered persons who make such sales a commission of up to 10% of the sale price of shares sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of shares sold.  However, we have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this prospectus and the accompanying Subscription Application to prospective investors. The duration of the Offering will be 60 days after the effective date of this prospectus, which period may be extended for up to an additional 60 days in our discretion, or until all 1,000,000 shares of common stock are sold, or until we elect to terminate the offering, whichever event occurs first. Our officer will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

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The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be quoted or listed, in privately negotiated transactions or otherwise. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and no market maker has agreed to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  Because there is currently no public market for our common stock, the selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.

purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.

an exchange distribution in accordance with the rules of the exchange or quotation system;

4.

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.

privately negotiated transactions;

6.

market sales (both long and short to the extent permitted under the federal securities laws);

7.

at the market to or through market makers or into an existing market for the shares;

8.

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.

a combination of any aforementioned methods of sale.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In the event of the transfer by any of the selling stockholders of his or her shares of our common stock to any pledgee, donee or other transferee, we intend to amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

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From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. In addition, a post effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M under the Securities Exchange Act of 1934.

The anti-manipulation provisions of Regulation M will apply to purchases and sales of shares of our common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares being offered pursuant to this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of our common stock is to be made on terms materially different from the information set forth in this “Plan of Distribution”, then a post effective amendment to the registration statement of which this prospectus forms a part must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of our common stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

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These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. In addition, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

No money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. Instead, the proceeds from all shares sold by SEF will be placed into the corporate account and available immediately to us for general corporate use and such funds shall be non-refundable and investors would be at risk to lose all or a part of any investment in our Company.  Creditors of the Company would be able to  attach the funds in our account.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF BUSINESS

Overview

EDGAR and Industry Background

The SEC has established a program for the electronic filing of documents under the federal securities laws, EDGAR.  EDGAR performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the SEC.  Its primary purpose is to increase the efficiency and fairness of the securities market for the benefit of investors, corporations, and the economy by accelerating the receipt, acceptance, dissemination, and analysis of time-sensitive corporate information filed with the agency.  This program requires participants or their agents to file disclosure information with the SEC in an electronic format rather than by traditional paper filing.  The electronic format, HTML or ASCII, and now XBRL, includes additional submission information and coding tags within the document for aid in the SEC’s analysis of the document and in the retrieval by the public.  These electronically formatted documents are generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette.

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The SEC began the development of EDGAR with a pilot program in 1984.  Through a phase-in schedule, the SEC assigned one of ten dates by which all public companies must start filing disclosure documents through the EDGAR system, which began April 26, 1993.  All publicly-held companies were expected to be required to file disclosure documents through EDGAR by May 1996, according to the phase-in schedule. As of that date, all public domestic companies were required to make their filings on EDGAR, except for filings made in paper because of a hardship exemption.  In May 1999, the EDGAR system began accepting filings in .html (hyper text markup language) format, which allowed filers to maintain the look and feel of the original document, instead of the typewriter style ASCII format.  At the same time, the EDGAR system also allowed the use of “unofficial” PDF (portable document format) exhibits to filings.

In addition, OTCBB companies file registration statements and other required disclosure documentation with the SEC via EDGAR.  Non-reporting companies, whose securities were already quoted on the OTCBB on January 4, 1999, were phased into compliance with the new NASD requirements in June 2000, and companies out of compliance were delisted until they became fully reporting.

Principal Products or Services and Their Markets

The principal business of Securitas is to service clients subject to the SEC’s federally mandated reporting disclosure obligations with their EDGAR filing obligations. We provide data conversion and transmission services to companies and individuals that are required, pursuant to federal securities laws, to electronically file annual, quarterly and event specific reports, prospectuses, registration statements, and other informational disclosure documents with the SEC via EDGAR. EDGAR performs automated collection, validation, indexing, acceptance, and forwarding of submissions and its primary purpose is to increase the efficiency and fairness of the securities market for the benefit of investors, corporations, and the economy by accelerating the receipt, acceptance, dissemination, and analysis of time-sensitive corporate information filed with the agency.

The SEC currently requires public companies to file disclosure information with the SEC in an electronic format rather than traditional paper filing.  The electronic format, usually in HTML or ASCII, and now XBRL, includes additional submission information and coding tags within the document for aid in the SEC’s analysis of the document and in the retrieval by the public.   EDGAR allows registrants to file, and the public to retrieve, disclosure information electronically. Securitas converts client documents into one of the acceptable electronic formats and transmits these converted documents with the SEC via secure telecommunication.

The Next-Generation EDGAR System

The SEC is phasing out the old EDGAR data system, to give investors faster and easier access to key financial information about public companies and mutual funds.  The new system is called the Next-Generation EDGAR System.

The Next-Generation EDGAR System will at first supplement, and eventually replace the old EDGAR data system, which will become an archive of SEC filings made prior to the new era of financial reporting in interactive data format.

The shift to XBRL with the Next-Generation EDGAR System requires public companies to file their financial statements in an interactive data format that allows investors to download them more easily into spreadsheets and other types of software.  XBRL technology aims to make it easier for analysts to compare financial information across companies and industries.

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The SEC has mandated a three-year phase-in of the new requirements.  Companies with a worldwide float of over $5 billion as of the end of the second fiscal quarter of their most recently completed fiscal year started XBRL filings with their financial statements for fiscal periods ending on or after June 15, 2009. All other domestic and foreign large accelerated filers using U.S. generally accepted accounting principles were subject to the same requirements for fiscal periods ending on or after June 15, 2010.  All remaining filers using U.S. GAAP (General Accepted Accounting Principles), including smaller reporting companies, and all foreign private issuers that prepare their financial statements in accordance with International Financial Reporting Standards, will need to file XBRL statements for fiscal periods ending on or after June 15, 2011.

The decision to replace the old EDGAR data system marks the SEC’s transition from collecting government-prescribed forms and documents to making the information itself freely available to investors in a user-friendly format they can readily use. Instead of sifting through one form at a time in the old EDGAR data system, investors will now be able to utilize interactive data to instantly search and collate information to generate reports and analysis from thousands of companies and forms through the Next-Generation EDGAR System.

The ease with which interactive data will make financial information more readily available also is expected to generate many new Web-based services and products for investors.  The Next-Generation EDGAR System’s launch represents a fundamental change in the way the SEC collects and publishes company and fund information.

Interactive data means giving investors quicker access to the information they want in a form that's easily used; helping companies prepare the information more quickly and more accurately; and helping knowledge capital keep up with financial capital, as both flow more quickly around the world.

DESCRIPTION OF PROPERTY

Securitas’ executive business address is:  Empire State Building, 350 Fifth Avenue, 59th Floor, New York, NY 10118.  At present, Securitas’ principal operating offices are located at:  4115 Taylorsville Rd. Louisville, KY 40220.  This space is being utilized, rent-free, by Securitas, and is owned by Jeremy Pearman.  This space also currently serves as the sales office and storage facility for Securitas.  The Company believes that this space will be sufficient for its current operating needs for at least the next twelve months, or until such time as Company growth necessitates the need to find larger office space.  Securitas does not anticipate purchasing any real estate, nor does the Company anticipate purchasing any real property for its offices.

From August 1, 2008 until May 31, 2010, the Company’s principal operating offices were located at:  35 Meadow Street, Suite 308, Brooklyn, NY 11206.  The Company no longer utilizes this space.

LEGAL PROCEEDINGS

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently not listed on the OTC Bulletin Board or any securities exchange.  There is no guarantee our common stock will ever meet the requirements for listing on the OTC Bulletin Board or a securities exchange.

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Holders of Common Stock

As of December 31, 2010, we had approximately 34 stockholders of record of our common stock.

Dividend Policy

We have never declared or paid cash dividends. We intend to retain earnings, if any, to support the development of the business and therefore, do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION

The following discussion should be read in conjunction with our unaudited financial statements and the notes thereto.

Forward-Looking Statements

This quarterly report contains forward-looking statements and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, our management. When used in this report, the words "believe," "anticipate," "expect," "estimate," “intend”, “plan” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. These statements reflect management's current view of us concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others: a general economic downturn; a downturn in the securities markets; federal or state laws or regulations having an adverse effect on proposed transactions that we desire to effect; Securities and Exchange Commission regulations which affect trading in the securities of "penny stocks,"; and other risks and uncertainties. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected. The accompanying information contained in this report on Form S-1, including, without limitation, the information set forth under the heading “Management’s Discussion and Analysis or Plan of Operation" identifies important additional factors that could materially adversely affect actual results and performance. You are urged to carefully consider these factors. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

Overview and Plan of Operation

A brief history and recent developments

Securitas EDGAR Filings, Inc. was incorporated under the laws of the State of Nevada on November 17, 2006 and our fiscal year ends on December 31. Prior to the formation of Securitas, the business was operated within a Florida Limited Liability Company, where it was initially organized by our founder, Mr. Sarfoh,  on October 31, 2005 as Xpedient EDGAR Filings, LLC, and subsequently, on November 21, 2005, amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC (“SEF LLC”).

Since its incorporation the Company has generated revenues from operations of $38,175 and has incurred operating losses of $88,827. The Company has authorized capital stock of 50,000,000 shares of common stock, par value $.001. Our principal executive offices are located at 350 5th Ave, 59th Floor, New York, NY 10118, and our toll free number is (866) 956-8241. Our website address is www.securitasedgarfilings.com or also at www.sfilings.com. Information on our web site is not part of this memorandum.

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How we generate revenue

Securitas is a full-service EDGAR filing company that files EDGAR reports on behalf of public companies with the SEC.  Securitas' EDGAR filing services offer completely integrated filing solutions to securely manage the receipt, conversion and transmission of our clients non-publicly disclosed documents and communications. The scope of our work is as follows:

•

Maintenance of document confidentiality upon receipt of documents and prior to public dissemination;

•

application of EDGAR access codes (CIK, CCC, and Passwords) for clients;

•

conversion of documents to acceptable EDGAR formats;

•

electronic transmission of the converted documents with the SEC via EDGAR.

•

Conversion of a client's document to an approved EDGAR format (includes both text and tabular pages);

•

Creation of header data using SEC-approved software;

•

Tagging of a client's document in accordance with SEC rules and regulations;

•

Organization of a submission by specific type;

•

Document validation to identify and eliminate errors prior to real time submission;

•

Tests filings with SEC issued software to ensure that the filing will be submitted error-free;

•

Email and fax distributions of PDF EDGAR proofs:

•

Real time live filings to the SEC upon client approval;

•

Client notification upon transmission of a filing; and

•

Amended proofs and changed pages.

We provide our clients with a secure, reliable, fast and cost-efficient service to file documents with the SEC.  We currently utilize software to automate the conversion process.  The use of this software eliminates a significant portion of labor that would otherwise be required without the software.  Much of the work that we do involves editing and formatting the word and spreadsheet documents for conversion, so that the software can convert the formatted documents into an acceptable EDGAR format.

Management believes that public companies using our services will have the opportunity to receive all of the advantages of using a much larger filing agent, while keeping costs and fees to a minimum.  We deal primarily with small issue publicly traded companies, and we often deal directly with the key executives of the companies we represent.  Dealing with small companies and directly with key executives of these companies has enabled us to build solid relationships with these companies and their service providers (legal, accounting, consulting, etc.).  These relationships should be beneficial in helping us to expand our client base in the future.

RESULTS OF OPERATION

For the Three Months Ended March 31, 2011 Compared to the Three Months Ended March 31, 2010

Our EDGAR conversion and submission income during the three months ended March 31, 2011, resulted in net revenues of $0, as compared to the three months ended March 31, 2010, when we had $1,642 in revenues.. The decrease in EDGAR conversion and submission income was due to the fact that we were not successful in converting our pipeline of SEC registrants into contracts for the period.

General and administrative expenses for the three months ended March 31, 2011, were $6,145.  This was a decrease of $148, or 2%, as compared to general and administrative expenses of $6,293 for the three months ended March 31, 2010.  During the three months ended March 31, 2011, we incurred interest expenses of $585.  This was an increase of $343, or 142%, as compared to interest expense of $242 for the three months ended March 31, 2010.

TABLE_OF_CONTENTS

Depreciation expense for the three months ended March 31, 2011 was $269.  This was a decrease of $295, or 52%, as compared to depreciation expense of $564 for the three months ended March 31, 2010.

We had net loss of $6,730 (or basic and diluted loss per share of $(0.001)) for the three months ended March 31, 2011, as compared to a net loss of $4,893 (or basic and diluted loss per share of $(0.000)) for the three months ended March 31, 2010.  The increase in net loss was primarily due to a decrease in income for the period.

CAPITAL RESOURCES AND LIQUIDITY

We had total current assets of $563 for the three months ended March 31, 2011. This consisted of cash of $266, accounts receivable of $0, and sundry assets of $297.  This was a decrease of $1,232, or 69%, as compared to current assets of $1,795 for the year ended December 31, 2010. Other assets as of the three months ended March 31, 2011, included net property and equipment of $1,642.

We had a net working capital deficit of $5,418, as of March 31, 2011. This was an increase of $882, or 19%, as compared to  to a net working capital of $4,536, as of March 31, 2010.

We had total liabilities of $39,404 for the three months ended March 31, 2011, which consisted of current liabilities of $5,981 and long term liabilities related to shareholder loans of $33,423. This was an increase of $5,235, or 15%, as compared to total liabilities of $34,169 for the year ended December, 31, 2010.  This increase was primarily due to additional advances made to the Company by our officer and majority stockholder.

We had an accumulated deficit of $105,357 for the three months ended March 31, 2011. This was an increase of $6,730, or 7%, as compared to an accumulated deficit of $98,627 for the year ended December 31, 2010.

We had net cash used in operating activities of $5,731 for the three months ended March 31, 2011, which consisted of a net loss of $6,730, depreciation of $269, accounts receivable of $1,080, and accounts payable of $350. The net cash used in operating activities of $5,731 for the three months ended March 31, 2011 represented a decrease of $2,473, or 30%, as compared to net cash used in operating activities of $8,204 for the three months ended March 31, 2010.

We had $0 in net cash used in investing activities for the three months ended March 31, 2011, as compared to $2,223 for the three months ended March 31, 2010, which consisted solely of acquisition of property and equipment.

We had $5,585 in net cash provided by financing activities for the three months ended March 31, 2011.  This was a decrease of $2,155, or 28%, as compared to net cash provided by financing activities of $7,740 for the three months ended March 31, 2010.  The net cash provided by financing activities consisted solely of proceeds from shareholder loans.

For the Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Our EDGAR conversion and submission income during the twelve months ended December 31, 2010, resulted in net revenues of $2,722, as compared to the twelve months ended December 31, 2019, when we had $5,101 in revenues. This was a decrease of $2,379, or 87%. The decrease in EDGAR conversion and submission income was due to the fact that we were not successful in converting our pipeline of SEC registrants into contracts for the period.

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General and administrative expenses for the twelve months ended December 31, 2010, were $25,771.  This was a decrease of $7,630, or 30%, as compared to general and administrative expenses of $33,401 for the twelve months ended December 31, 2009. During the twelve months ended December 31, 2010, we incurred interest expenses of $1,622.  This was an increase of $962, or 59%, as compared to interest expense of $660 for the twelve months ended December 31, 2009.

Depreciation expense for the twelve months ended December 31, 2010 was $1,905, as compared to depreciation expense of $1,853 for the twelve months ended December 31, 2009.

We had net loss of $24,671 (or basic and diluted loss per share of $(0.002)) for the twelve months ended December, 2010, as compared to a net loss of $28,960 (or basic and diluted loss per share of $(0.002)) for the twelve months ended December 31, 2009.  The decrease in net loss was primarily due to a decrease in general and administrative expenses that arose from a decrease in the operating activities associated with conducting our business.

CAPITAL RESOURCES AND LIQUIDITY

We had total current assets of $1,795 for the twelve months ended December 31, 2010. This consisted of cash of $412, accounts receivable of $1,080, and sundry assets of $303.  This was a decrease of $4,460, or 248%, as compared to current assets of $6,255 for the twelve months ended December 31, 2009. Other assets as of December 31, 2010 included property and equipment of $1,905, net of $16,368 of accumulated depreciation.

We had a net working capital deficit of $4,536, as of December 31, 2010, compared to a net working capital of $767, as of December 31, 2009.

We had total liabilities of $34,169 for the twelve months ended December 31, 2010, which consisted of current liabilities of $6,331 and long term liabilities related to shareholder loans of $27,838. This was an increase of $18,663, or 55%, as compared to total liabilities of $15,506 for the twelve months ended December 31, 2009.  This increase was primarily due to additional advances made to the Company by our officer and majority stockholder.

We had an accumulated deficit of $98,627 for the twelve months ended December 31, 2010. This was an increase of $24,671, or 25%, as compared to an accumulated deficit of $73,956 for the twelve months ended December 31, 2009.

We had net cash used in operating activities of $19,980 for the twelve months ended December 31, 2010, which consisted of a net loss of $24,671, depreciation of $2,194, accounts receivable of $54, security deposit of $1,600, and accounts payable of $843. The net cash used in operating activities of $19,980 for the twelve months ended December 31, 2010 represented an increase of $142, or 1%, as compared to net cash used in operating activities of $19,838 for the twelve months ended December 31, 2009.

We had $2,202 in net cash used in investing activities for the twelve months ended December 31, 2010, as compared to $0 for the twelve months ended December 31, 2009, which consisted solely of acquisition of property and equipment.

We had $17,820 in net cash provided by financing activities for the twelve months ended December 31, 2010.  This was a decrease of $2,106, or 12%, as compared to net cash provided by financing activities of $19,926 for the twelve months ended December 31, 2009.  The net cash provided by financing activities consisted solely of proceeds from shareholder loans.

We have no specific commitments for any future capital expenditures.  However, we will continue to incur normal operating expenses and routine fees and expenses incident to our reporting duties as a public company.  Our cash requirements for the next twelve months are relatively modest, principally advertising, operating, and accounting expenses.

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Unless we receive additional capital, we will only be able to pay our future debts and meet operating expenses by conducting profitable operations and management and shareholder capital commitments, or otherwise generating positive cash flow. As a practical matter, we are unlikely to generate positive cash flow by any means other than successful and profitable operations.

On January 1, 2008, our board of directors determined that it was in the best interests of the Company to issue a Commercial Promissory Note (“Note”), whereby the Company would enter into credit agreements with the majority stockholders Mr. Pearman and Mr. Sarfoh (collectively referred to as “Creditors”) to obtain credit for working capital and other general business purposes (“Credit Agreements”). Pursuant to the terms of the Credit Agreements, the Creditors agreed to extend credit to the Company in the amount of up to $30,000, with Mr. Pearman and Mr. Sarfoh entering into separate Credit Agreements of $10,000 and $20,000, respectively.

On January 1, 2008, in consideration for the Credit Agreements, the Company executed and delivered in favor of Creditors a Commercial Promissory Note (“Note”) providing with respect to the Loans a maturity date of December 30, 2014 and interest is accruing on the principal balance outstanding from time to time at an annual rate of eight percent (8%) payable. All outstanding principal and unpaid interest under the Note and all other amounts due and payable under this Note shall become automatically due and payable, without demand or notice, on December 31, 2014. The Note can be prepaid without premium or penalty. The documents representing the terms of the Notes and Credit Agreements (collectively referred to as “Shareholder Loans”) have been filed as Exhibits 10.11 through 10.15 to this registration statement.

Pursuant to the Shareholder Loans, for period ended December 31, 2010, and the years ended December 31, 2009 and 2008, the Company borrowed $17,820, $10,018 and $4,792, respectively, of which it has accrued interest of $1,622, $660 and $0, respectively. Refer to Note 3.

Outside of these Shareholder Loans, we do not have any other identified sources of additional capital from third parties or from other shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing may involve dilution to our shareholders. In the alternative, additional funds may be provided from cash flow in excess of that needed to finance our day-to-day operations, although we may never generate this excess cash flow. If we do not raise additional capital or generate additional funds, implementation of our plans for expansion will be delayed. If necessary we may withdraw from certain growth strategies to conserve cash for continued operation

We have no intention of borrowing money to reimburse or pay commissions to our officer or director, or shareholders or their affiliates. Other than as presented in this registration statement, there are currently no plans to sell additional securities to raise capital, although sales of securities may be necessary to obtain needed funds.

Should the Company lack available funding, severe consequences could occur, including among others:

•

curtailing or eliminating our ability to continue operations;

•

failure to make timely filings with the SEC as required by the Exchange Act, which would  also probably result in suspension of trading or quotation in our stock and could result in fines and penalties to us under the Exchange Act;

•

or inability to pay legal and accounting fees and other operating expenses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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PLAN OF OPERATIONS

Distribution Methods of Securitas Services

Our Company has one primary revenue stream; generating revenue from converting and transmitting documents for companies that need to file electronically through the EDGAR system.  Our fee structure for these services is by-the-page, and focuses primarily on registration statements, quarterly and annual filings, and Section 16 filings for company officers and directors including, but not limited to:  Forms 3, 4, 5, 8-A, 10, 10-SB, 10-Q, 10-K, 8-K, 20-F, S-1, S-3, S-4, S-8, and 144.

For each small client (existing publicly traded companies) that Securitas is able to sign, we can generate approximately $1,000 to $2,500 in annual revenues, due to the filing of each client’s quarterly and annual SEC regulatory filings.  This range is based on the Company’s current basic fee structure for each regular page we convert to EDGAR form and transmit to the SEC’s EDGAR database.  We also charge additional fees for live, not test, filings, document editing work, including HTML source code, rush or expedited services, and other reports and amended filings.  In addition, for new company clients (companies that are in the process of going public), we can generate anywhere from $1,000 to $5,000 in initial revenues, assisting these companies with their filing requirements through the going public stage.

It must be noted, however, that many companies may wish to electronically file documents in-house, or may turn to other sources to file their EDGAR documents, which in turn, may detrimentally impact our anticipated revenue sources.  As such, the Company’s industry segment is characterized by reoccurring revenues. Though we have not fully implemented our new direct marketing plan, we strive to maintain a good working relationship with our existing client base, and build prospect leads from these relationships.

The SEC filing process is very time sensitive, and the repercussions from late SEC filings can be significant.  Our reputation publicity is dependent on our meeting client expectations and delivering timely and accurate services.  It is critical that our quality of service meets client expectations in order for us to retain existing clients and to obtain new clients.

The Company’s Growth Strategy

In addition to implementing a targeted direct marketing plan towards small issue OTCBB companies through direct mailings, and e-mail and telephone solicitations, and growing our referral client base with existing service providers, we plan to search for ways to expand our Company’s internet presence via online search engine optimization to increase traffic to the Company website.  Search engine optimization will provide us with a targeted advertising solution to reach and promote our EDGAR filing services with qualified customers.

In addition, we believe that there is an opportunity for a publicly traded SEC Registered Filing Agent company to acquire several smaller and more established EDGAR filing agents in consolidation, due to the highly fragmented nature of the EDGAR filing business.  Management does not have any current plans or intentions, but in the future, may consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Our strategy is to achieve high levels of customer satisfaction and repeat business and to establish recognition and acceptance of our business.  To accomplish this, during the next twelve months we plan to take the following steps in connection with the implementation of our plan of operations:

Direct Target Marketing

Over the next twelve months of operations we will directly contact approximately 1,120 SEC registered companies, or an average of approximately 280 in each of the next four quarters.

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For this period, Securitas will focus its efforts on companies from the Over OTCBB. Generally, the OTCBB is comprised of small to medium-sized publicly-traded companies These public companies, often emerging companies with small and centralized management, are ideal prospects in terms of attaining profitability and an initially strong client base.  Accordingly, Securitas management will focus 100% of its efforts in the next twelve months on companies listed on this exchange.

Sales Brochure

We have developed and will send directly to 1,120 prospective clients several sales materials, including brochures, postcards and customized tailored marketing platforms that demonstrate comparative costs savings between the Company’s fee structure and the prospects current EDGAR service provider

Search Engine Optimization

We believe that strengthening brand recognition of our website will help us to attract additional traffic, and cross marketing partnership opportunities on non-competitor industry websites.

To this end, the Company has recently engaged a professional search engine company to increase traffic to its website through the use of organic optimization, professional copywriting and effective link building efforts to obtain top natural listings. We believe that moving our website URL to the top of the search results for ‘certification’ by manual submission to the top major search engines, such as Yahoo, Google, MSN, Altavista, and AOL, will transform our website into a powerful source of business development in the Company’s niche market and is therefore a primary objective for the Company in the next twelve months of operations.  We believe that when done correctly, search engine positioning can increase web traffic and ultimately revenues. We intend to continue to pursue content distribution relationships with high-traffic websites to expose our brand name and drive additional traffic to our website. The agreement for the Company’s search engine optimization strategy has been filed as Exhibit 10.7 to this registration statement.

Our Competition

In order to compete effectively in the highly fragmented, high-volume EDGAR filing industry, a company must understand and be able to immediately respond to customer needs. Many of our competitors have greater financial resources, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added, or additional services we don’t provide. Many of our competitors may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.  Many of our competitors have established methods of operation that have proven over time to be successful.

Dependence on Limited Customers

We currently rely on a limited number of customers for our business. We expect to increase our customer base once our revised business and marketing plans are implemented. While our target markets are limited, we may rely on just a few small companies for the majority of our business.  At the present time we have a limited number of small company clients in our client base.  We plan to expand our business in the coming year, and our marketing plan calls for us to sign one (1) new client per month.

Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval.  We must obtain special codes from the Securities and Exchange Commission to act as an independent filer agent.  There are no special requirements that are necessary to obtain these codes.

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Employees

On January 1, 2007, the Company and Jeremy Pearman, our President, CEO, Chief Financial Officer, Principal Accounting Officer, Secretary and sole Director entered into an employment agreement that currently extends until December 31, 2011. The employment agreement provides for an initial term of employment of three years, which is automatically extended for an additional one year term unless either party notifies the other of its intention not to renew for an additional year at least 30 days prior to the expiration of the then current term.  Mr. Pearman currently provides all of the services necessary to support our EDGAR filing operation. Under the terms of the agreement, Mr. Pearman does not currently receive a salary, and has decided to forego salary until the Company generates enough revenue and profits to support a salary.  At a future date, dependent upon favorable market demand and stable revenues, the Company may negotiate with Mr. Pearman for compensation for his services. At present, Mr. Pearman devotes at least 20 hours per week to our business, though these hours increase around filing deadlines.

In an effort to expand our existing client base, from December 2009 through June 2010 the Company utilized the services of an independent sales consultant.  Subsequent to the termination of this independent consultant agreement in June 2010, Mr. Pearman as our sole employee has assumed all responsibility for the sales and marketing operations for the Company.  The Company is looking to either enter into a new independent sales consultant relationship and/or may explore the possibility of hiring a part-time marketing and sales director to expand our operations.

Significant Purchases of Plant and Equipment

We do not anticipate any significant purchases of plant and equipment in the near future.  Our main tools for work production are computers, Internet access, and special EDGAR conversion software.  At this time, we have the computers, Internet capabilities, and software necessary to provide high quality services to our clients.  With the phase-in of the Next-Generation EDGAR System by the SEC in the near future, and the new emphasis on interactive data (XBRL), we plan to upgrade our software over the next twelve months of operations to keep abreast of these changes.  Some of the proceeds from this offering will be used to make such upgrades.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, positions and age of our present sole executive officer and director:

Name	Age	Position
Jeremy Pearman	38	CEO, CFO, PAO, President, Secretary, Director

Our director was elected by the majority written consent of our shareholders in lieu of a meeting. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board. The board of directors has no nominating, auditing, or compensation committees.

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Background of Our Sole Officer and Director

Jeremy Pearman – President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and sole director.

Mr. Pearman was elected on January 1, 2007 to serve as our CEO, CFO, President, Secretary and Director of Securitas. Contemporaneous with Securitas, beginning December, 2003 through Present, Mr. Pearman has served as President of J.B. Pearman Enterprises, LLC, a real estate investment and development company in Louisville, KY.  Mr. Pearman earned his B.S. and M.B.A. degrees from Washington University in St. Louis, his JD degree from the Boston University School of Law, and his LLM degree in taxation from the Georgetown University Law Center.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our director, executive officer, promoters, and controls persons have not been involved in any of the following events during the past ten years:

•

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any Federal or State securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to us during fiscal years 2010, 2009 and 2008.

Change in
Pension Value
and Non-
Qualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Jeremy Pearman	2010	-	-	-	-	-	-	-	-
CEO, President	2009	-	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-	-

Employment Agreements or Arrangements

On January 1, 2007, the Company and Jeremy Pearman, our President, CEO, Chief Financial Officer, Principal Accounting Officer, Secretary and sole Director entered into an employment agreement that currently extends until December 31, 2011. The employment agreement provides for an initial term of employment of three years, which is automatically extended for an additional one year term unless either party notifies the other of its intention not to renew for an additional year at least 30 days prior to the expiration of the then current term. As compensation, Mr. Pearman will be paid twenty percent (20%) of the gross revenues he derives on behalf of the Company.  In addition, the employment agreement contains a non-disclosure and a non-compete clause for a period of 12 months from the date of his departure or termination from the Company. A copy of the employment agreement has been filed as an Exhibit 10.4 to this registration statement.

On December 1, 2009, we entered into an independent contractor agreement with Lawrence Williams, Jr. for services relating to marketing and sales.   In June 2010, this agreement was terminated.  A copy of this independent contractor agreement has been filed as an Exhibit 10.5 to this registration statement.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

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Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS, AND CORPORATE GOVERNANCE

On January 1, 2008, our board of directors determined that it was in the best interests of the Company to issue a Commercial Promissory Note (“Note”), whereby the Company would enter into credit agreements with the majority stockholders Mr. Pearman and Mr. Sarfoh (collectively referred to as “Creditors”) to obtain credit for working capital and other general business purposes (“Credit Agreements”). Pursuant to the terms of the Credit Agreements, the Creditors agreed to extend credit to the Company in the amount of up to $30,000, with Mr. Pearman and Mr. Sarfoh entering into separate Credit Agreements of $10,000 and $20,000, respectively.

On January 1, 2008, in consideration for the Credit Agreements, the Company executed and delivered in favor of Creditors a Commercial Promissory Note (“Note”) providing with respect to the Loans a maturity date of December 31, 2014 and interest accruing on the principal balance outstanding from time to time at an annual rate of eight percent (8%) payable. All outstanding principal and unpaid interest under the Note and all other amounts due and payable under this Note shall become automatically due and payable, without demand or notice, on December 31, 2014. The Note shall be prepayable without premium or penalty. The documents representing the terms of the Notes and Credit Agreements (collectively referred o as “Shareholder Loans”) have been filed as Exhibits 10.11 through 10.15 to this registration statement.

Pursuant to the Shareholder Loans, for year ended December 31, 2010, and the years ended December 31, 2009 and 2008, the Company borrowed $17,820, $10,018 and $4,792, respectively, of which it has accrued interest of $1,622, $660 and $0, respectively.  Refer to Note 2 of the audited financial statements for December 31, 2010 and 2009.

.

Pursuant to the Merger Agreement entered into between SEFLLC and Securitas, the 8,181,503 outstanding Membership Interests held by Mr. Sarfoh, our founder, immediately prior to the merger were, by virtue of the merger, converted into an equivalent percentage of common stock of Securitas for a total of 8,181,503 shares.  The 8,181,503 Membership Interests had been initially issued to Mr. Sarfoh in consideration for $32,706 Mr. Sarfoh had contributed to SEF LLC. Accordingly, on January 21, 2009, the Company issued 8,181,503 restricted shares of the Company’s common stock, par value $.001, to Mr. Sarfoh.

On July 1, 2007, the Company issued an additional 172,247 restricted shares of the Company’s common stock, par value $.001, to Mr. Sarfoh in consideration for $689 Mr. Sarfoh contributed to the Company.

On that same day, July 1, 2007, the Company issued 3,545,455 restricted shares of the Company’s common stock, par value $.001, to Mr. Pearman in consideration for $19,500 Mr. Pearman contributed to the Company.

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As of September 30, 2010, our officer and founder own more than 10% each of the Company, and together this group controls 98% of the common stock of the Company. Refer to Note 3 of the audited financial statements for December 31, 2010 and 2009.

Corporate Governance

Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a corporation. Under that definition, Jeremy Pearman is not an independent director because he is our sole employee and the president, chief executive officer, principal accounting officer, treasurer and secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of December 31, 2010, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group. We have no other class of capital stock outstanding.

	Number of Shares	Percentages
Name and Address (1)(2)	Owned Beneficially	Before Offering(3)	After Offering(4)
Jeremy B. Pearman	3,545,455	29.0%	27.0%
Kwajo M. Sarfoh	8,353,750	69.0%	63.0%
All officers and directors as a group	3,545,455	29.0%	27.0%

(1)  The persons named in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)  Business Address is Empire State Building, 350 5th Ave, 59th Floor, New York, NY 10118.

(3)  Percentages are based on shares outstanding of 12,193,205 and include the 294,000 shares acquired by the selling stockholders directly from our Company in a private placement offering that was exempt from the registration requirements of the Securities Act of 1933.

(4)  Percentages are based on shares outstanding of 13,193,205 assuming the maximum of 1,000,000 shares offered in this offering are subscribed for.

DESCRIPTION OF SECURITES

We have authorized capital stock consisting of 50,000,000 shares of common stock, $.001 par value per share. For additional information regarding our stock, please refer to out Articles of Incorporation, as amended, and Bylaws.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share.  As of December 31, 2010, we had 12,193,205 shares of common stock issued and outstanding, which are held of record by approximately 34 holders.  Based on the opinion issued by our counsel, all of the shares which will be offered by the Company and the Selling Shareholders are validly authorized and issued, fully paid, and nonassessable.

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Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

EXPERTS AND COUNSEL

The financial statements appearing in this prospectus and registration statement on Form S-1 have been audited by Paritz & Company, P.A., independent certified public accountants, of Hackensack, New Jersey, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement on Form S-1, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Robert L. B. Diener, Esq., of the Law Offices of Robert Diener, of Haiku, HI, has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION’S POSITION OF INDEMNIFICATION

The Nevada Private Corporation Act, under which we are organized, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The provision would not permit any limitation on or the elimination of liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Nevada Private Corporation Act. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

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Our bylaws contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his duty of care. Nevada law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, the bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Securitas pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving our sole director, officer, employee or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any such director, officer, employee or other agent.

WHERE TO GET MORE INFORMATION

It is our intent to become a reporting company under the Securities Exchange Act of 1934, as amended, upon the effectiveness of this prospectus. You may obtain annual, quarterly, and special reports and other information that we file with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Electronic filings filed on or after July 1, 1992 are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility. The SEC also maintains a web site that contains reports, proxy and information statements and other materials that are filed through EDGAR which can be accessed at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

When we become a reporting company, our filings may also be accessed through the SEC’s website (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Securitas EDGAR Filings, Inc., at Empire State Building, 350 Fifth Avenue, 59th Floor, New York, NY 10118; our toll free telephone number is (866) 956-8241 and our web address is www.securitasedgarfilings.com or www.sfilings.com.

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We will furnish record-holders of our securities with annual reports containing financial statements, audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information and such other periodic reports as we determine to be appropriate or as may be required by law.

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INDEX TO FINANCIAL STATEMENTS

SECURITAS EDGAR FILINGS, INC.

FINANCIAL STATEMENTS

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Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

AUDITED FINANCIAL STATEMENTS: INCEPTION (OCTOBER 15, 2005) TO DECEMBER 31, 2010

Balance Sheets	F-2
Statements of Operations	F-3
Statements of Stockholders' Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 - F-9

INTERIM FINANCIAL STATEMENTS: THREE MONTHS ENDED MARCH 31, 2011

Balance Sheets	F-10
Statements of Operations	F-11
Statements of Cash Flows	F-12
Notes to Financial Statements	F-13 - F-14

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REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Board of Directors

Securitas EDGAR Filings, Inc.

(A Development Stage Company)

New York, New York

We have audited the accompanying balance sheets of Securitas Edgar Filings, Inc. (a Development Stage Company) (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and the period from inception (October 31, 2005) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring net losses since its inception.  This factor, among others, raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Securitas Edgar Filings, Inc., as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009 and the period from inception (October 31, 2005) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

Hackensack, New Jersey

February 24, 2011

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

BALANCE SHEETS

DECEMBER 31,
2010	2009

ASSETS

CURRENT ASSETS:
Cash	$ 412	$ 4,774
Accounts receivable	1,080	1,134
Sundry current assets	303	347
TOTAL CURRENT ASSETS	1,795	6,255

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
DEPRECIATION OF $16,368 AND $14,399, RESPECTIVELY	1,905	1,853

SECURITY DEPOSIT	-	1,600

TOTAL ASSETS	$ 3,700	$ 9,708

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 6,331	$ 5,488
TOTAL CURRENT LIABILITIES	6,331	5,488

STOCKHOLDER LOANS PAYABLE	27,838	10,018

STOCKHOLDERS’ DEFICIENCY:
Common stock, par value $.001
50,000,000 shares authorized
12,193,315 and 12,193,315 shares
issued and outstanding, respectively	12,193	12,193
Additional paid-in capital	55,965	55,965
Deficit accumulated during development stage	(98,627)	(73,956)
TOTAL STOCKHOLDERS’ DEFICIENCY	(30,469)	(5,798)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$ 3,700	$ 9,708

See notes to financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Year Ended December 31, 2010 2009	Accumulated From Inception (October 31, 2005) To December 31, 2010

REVENUE	$ 2,722	$ 5,101	$ 38,175

COSTS AND EXPENSES:
Selling, general and administrative	25,771	33,401	135,648
Interest expense	1,622	660	1,154
TOTAL COSTS AND EXPENSES	27,393	34,061	136,802

NET LOSS	$(24,671)	$(28,960)	$(98,627)

NET LOSS PER COMMON SHARE	(.002)	(.002)	(.008)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	12,193,315	11,973,693	10,746,948

See notes to financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

COMMON STOCK Shares Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total

BALANCE – OCTOBER 31, 2005 (INCEPTION)	8,353,860	$ 8,354	$24,262	$ -	$ 32,616

Net loss	-	-	-	-	-

BALANCE – DECEMBER 31, 2005	8,353,860	8,354	24,262	-	32,616

Net loss	-	-	-	(16,167)	(16,167)

BALANCE – DECEMBER 31, 2006	8,353,860	8,354	24,262	(16,167)	16,449

Issuance of common stock	3,545,455	3,545	17,297	-	20,842

Net loss	-	-	-	(11,809)	(11,809)

BALANCE – DECEMBER 31, 2007	11,899,315	11,899	41,559	(27,976)	25,482

Net loss	-	-	-	(17,020)	(17,020)

BALANCE – DECEMBER 31, 2008	11,899,315	11,899	41,559	(44,996)	8,462

Issuance of common stock	294,000	294	14,406	-	14,700

Net loss	-	-	-	(28,960)	(28,960)

BALANCE – DECEMBER 31, 2009	12,193,315	12,193	55,965	(73,956)	(5,798)

Net loss	-	-	-	(24,671)	(24,671)

BALANCE – DECEMBER 31, 2010	12,193,315	$12,193	$55,965	$(98,627)	$(30,469)

See notes to financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Year Ended December 31, 2010 2009	Accumulated From Inception (October 31, 2005) To December 31, 2010

OPERATING ACTIVITIES:
Net loss	$(24,671)	$(28,960)	$(98,627)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,194	1,991	18,101
Changes in operating assets and liabilities:
Accounts receivable	54	1,708	(1,080)
Sundry current assets	-	-	(303)
Security deposit	1,600	-	-
Accounts payable and accrued expenses	843	5,423	6,331
NET CASH USED IN OPERATING ACTIVITIES	(19,980)	(19,838)	(75,578)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,202)	-	(19,506)
NET CASH USED IN INVESTING ACTIVITIES	(2,202)	-	(19,506)

FINANCING ACTIVITIES:
Issuance of common stock	-	14,700	68,158
Loan from stockholder	17,820	5,226	27,838
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,820	19,926	95,996

(DECREASE) INCREASE IN CASH	(4,362)	88	412

CASH – BEGINNING OF PERIOD	4,774	4,686	-

CASH – END OF PERIOD	$ 412	$ 4,774	$ 412

See notes to financial statements

TABLE_OF_CONTENTS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

Securitas EDGAR Filings, Inc. (the “Company”) was formed on October 31, 2005 under the laws of the State of Florida.  The Company converted its entity form on November 17, 2006 from a Delaware Limited Liability Company to a Florida Corporation with 8,353,860 shares of common stock exchanged for each LLC unit, with 8,353,860 units outstanding at date of conversion.  The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the earliest period presented; thus all references to number of shares prior to the date of conversion are based upon the common stock equivalent of the units.

The Company uploads converted documents for client review and approval to submit the filing to the Securities and Exchange Commission via EDGAR.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.  The Company’s accounts at these institutions may, at times, exceed the Federally insured limits.  The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are recorded at cost.  Depreciation and amortization are provided for in amounts sufficient to amortize the costs of the related assets over their estimated useful lives on the straight-line method for financial reporting purposes, whereas accelerated methods are used for income tax purposes.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Revenue recognition

Revenue is recognized on a monthly basis as realized and earned, on an accrual basis. Revenue recognized to date is composed of document conversion and EDGAR transmission fees.

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Deferred income taxes

Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets

The provision for income taxes differs from the amounts which would be provided by applying the statutory Federal income tax rate to net loss before provision for income taxes for the following reasons:

December 31, 2010

Income tax expense at statutory rate	$ 8,200
Valuation allowance	(8,200)
Income tax expense per books	$ -

Net deferred tax assets consist of the following components:

December 31, 2010

NOL carryover	$ 25,000
Valuation allowance	(25,000)
Income tax expense per books	$ -

The Company has a net operating loss carryover of $73,000 as of December 31, 2010 which expires from 2025 through 2028.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Research and development costs

Research and development costs are charged to the statement of operations as incurred.

Recent Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update 2010-09 (“ASU 2010-09)”), Subsequent Events (Topic 855), amending guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements.  Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements.  This guidance was effective immediately and the Company adopted these new requirements for the period ended June 30, 2010.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

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Stock Based Compensation

The Company adopted standards which address the accounting for share-based payment transactions. These standards eliminate the ability to account for share-based compensation transactions, and generally require instead that such transactions be accounted and recognized in the statement of operations based on their fair value. These standards are effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. Depending upon the number of and terms for options that may be granted in future periods, the implementation of this standard could have a significant non-cash impact on results of operations in future periods.

2.

STOCKHOLDER LOANS PAYABLE

On January 1, 2008, our board of directors determined that it was in the best interests of the Company to issue a Commercial Promissory Note (“Note”), whereby the Company would enter into credit agreements with the majority stockholders Mr. Pearman and Mr. Sarfoh (collectively referred to as “Creditors”) to obtain credit for working capital and other general business purposes (“Credit Agreements”). Pursuant to the terms of the Credit Agreements, the Creditors agreed to extend credit to the Company in the amount of up to $30,000, with Mr. Pearman and Mr. Sarfoh entering into separate Credit Agreements of $10,000 and $20,000, respectively.

On January 1, 2008, in consideration for the Credit Agreements, the Company executed and delivered in favor of Creditors a Commercial Promissory Note (“Note”) providing with respect to the Loans a maturity date of June 30, 2013 and interest accruing on the principal balance outstanding from time to time at an annual rate of eight percent (8%) payable. All outstanding principal and unpaid interest under the Note and all other amounts due and payable under this Note shall become automatically due and payable, without demand or notice, on December 31, 2014. The Note shall be prepayable without premium or penalty. The documents representing the terms of the Notes and Credit Agreements (collectively referred to as “Shareholder Loans”) have been filed as Exhibits 10.11 through 10.15 to this registration statement.

3.

RELATED PARTY TRANSACTIONS

Pursuant to the Shareholder Loans, for the years ended December 31, 2010 and 2009, the Company borrowed $17,820 and 10,018, respectively, of which it has accrued interest of $1,622 and $660, respectively.

Pursuant to the Merger Agreement entered into between SEFLLC and Securitas, the 8,181,503 outstanding Membership Interests held by Mr. Sarfoh, our founder, immediately prior to the merger were, by virtue of the merger, converted into an equivalent percentage of common stock of Securitas for a total of 8,181,503 shares.  The 8,181,503 Membership Interests had been initially issued to Mr. Sarfoh in consideration for $32,706 Mr. Sarfoh had contributed to SEF LLC. Accordingly, on January 21, 2009, the Company issued 8,181,503 restricted shares of the Company’s common stock, par value $.001, to Mr. Sarfoh.

On July 1, 2007, the Company issued an additional 172,247 restricted shares of the Company’s common stock, par value $.001, to Mr. Sarfoh in consideration for $689 Mr. Sarfoh contributed to the Company.

On that same day, July 1, 2007, the Company issued 3,545,455 restricted shares of the Company’s common stock, par value $.001, to Mr. Pearman in consideration for $19,500 Mr. Pearman contributed to the Company.

As of December 31, 2010, our officer and founder own more than 10% each of the Company, and together this group controls 98% of the common stock of the Company.

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4.

GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  During the years ended December 31, 2010 and 2009, the Company has incurred losses of $24,671 and $28,960, respectively.  The Company has a stockholders’ deficiency of $30,469 and $5,798 at December 31, 2010 and 2009, respectively.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds from its stockholders.

The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations, and its ability to continue in existence.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty

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SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

BALANCE SHEETS

March 31, 2011		December 31, 2010
(Unaudited)		(Audited)

ASSETS

CURRENT ASSETS:
Cash	$ 266	$ 412
Accounts receivable	-	1,080
Sundry current assets	297	303
TOTAL CURRENT ASSETS	563	1,795

PROPERTY AND EQUIPMENT, NET	1,642	1,905

TOTAL ASSETS	$ 2,205	$ 3,700

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Accounts payable	$ 5,981	$ 6,331
TOTAL CURRENT LIABILITIES	5,981	6,331

STOCKHOLDER LOANS PAYABLE	33,423	27,838

STOCKHOLDERS’ DEFICIENCY:
Common stock, par value $.001
50,000,000 shares authorized, 12,193,315 and
12,193,315 shares issued and outstanding, respectively	12,193	12,193
Additional paid-in capital	55,965	55,965
Deficit accumulated during development stage	(105,357)	(98,627)
TOTAL STOCKHOLDERS’ DEFICIENCY	(37,199)	(30,469)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$ 2,205	$ 3,700

See accompanying notes to condensed financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011 2010	FROM INCEPTION (OCTOBER 31, 2005) TO MARCH 31, 2011

REVENUE	$ -	$ 1,642	$38,175

COSTS AND EXPENSES:
General and administrative expenses	6,145	6,293	141,793
Interest expense	585	242	1,739
TOTAL COSTS AND EXPENSES	6,730	6,535	143,532

NET LOSS	$ (6,730)	$ (4,893)	$(105,357)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ (.001)	$ (.000)	$ (.009)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	12,193,315	12,046,815	10,811,807

See accompanying notes to condensed financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2011 2010	FROM INCEPTION (OCTOBER 31, 2005) TO MARCH 31, 2011

OPERATING ACTIVITIES:
Net loss	$(6,730)	$(4,893)	$(105,357)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	269	564	17,870
Changes in operating assets and liabilities:
Accounts receivable	1,080	185	-
Accounts payable	(350)	(4,088)	5,981
Sundry current assets	-	28	(297)
NET CASH USED IN OPERATING ACTIVITIES	(5,731)	(8,204)	(81,803)

INVESTING ACTIVITIES:
Acquisition of property and equipment	-	(2,223)	(19,512)
NET CASH USED IN INVESTING ACTIVITIES	-	(2,223)	(19,512)

FINANCING ACTIVITIES:
Issuance of common stock	-	-	68,158
Loan from stockholders	5,585	7,740	33,423
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,585	7,740	101,581

(DECREASE) INCREASE IN CASH	(146)	(2,687)	266

CASH – BEGINNING OF PERIOD	412	4,774	-

CASH – END OF PERIOD	$ 266	$ 2,087	$ 266

See accompanying notes to condensed financial statements

TABLE_OF_CONTENTS

SECURITAS EDGAR FILINGS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

Securitas Edgar Filings, Inc. (the “Company”) was formed on October 31, 2005 under the laws of the State of Florida.  The Company converted its entity form on November 17, 2006 from a Delaware limited Liability Company to a Florida Corporation with 8,353,860 shares of common stock exchanged for each partnership unit, with 8,353,860 units outstanding at date of conversion.  The assets, liabilities and operations of the Company did not change pursuant to this reorganization, and the accompanying financial statements are presented as if the change occurred on the first day of the earliest period presented; thus all references to number of shares prior to the date of conversion are based upon the common stock equivalent of the units.

The Company uploads converted documents for client review and approval to submit the filing to the Securities and Exchange Commission via EDGAR.

The accompanying balance sheet and statement of equity as of March 31, 2011 and the related statements of operations and cash flows for the three months ended March 31, 2011 and 2010 are unaudited.  The unaudited financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, therefore, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.  In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included,  Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may  be expected for the year ending December 31, 2011.  For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2010.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

2.

RELATED PARTY TRANSACTIONS

For the three months ended March 31, 2011 the Company borrowed $5,585 from two of its stockholders, of which it has paid interest of $0.

TABLE_OF_CONTENTS

3.

GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  During the three months ended March 31, 2011, the Company has incurred losses of $6,730.  The Company has a stockholders’ deficiency of $37,199 at March 31, 2011 as compared to a stockholders’ equity of $10,691 at March 31, 2010.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds from its stockholders.

The Company’s inability to obtain additional cash could have a material adverse effect on its financial position, results of operations, and its ability to continue in existence.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.

SUBSEQUENT EVENTS

The Company has evaluated events after the date of these financial statements through May 18, 2011, the date that these financial statements were issued.  There were no material subsequent events as of that date.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Accounting Fees/Expenses	$ 2,500.00
Legal Fees/Expenses	2,500.00
Blue Sky Fees/Expenses	1,000.00
Transfer Agent Fees	475.00
SEC Registration Fee	4.61
TOTAL	$ 6,479.61

Indemnification of Directors and Officers.

The Nevada Private Corporation Act, under which we are organized, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or our shareholders by reason of their conduct as directors. The provision would not permit any limitation on or the elimination of liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Nevada Private Corporation Act. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

Our Bylaws contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his duty of care. The Law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Recent Sales of Unregistered Securities

From May 1, 2009 through December 31, 2009, we sold 294,000 shares at a price of $.05 per share to individual investors in a private placement, raising gross proceeds of $14,700. We sold the securities through our officers, none of whom received compensation in connection with the placement.   The above offering and sales were deemed to be exempt under Rule 506 of Regulation D and section 4(2) of the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities.  The offerings and sales were made to a limited number of persons and the company made independent determinations that all of these persons were sophisticated investors, and that they were capable of analyzing the merits and risks of their investment.

In particular, our company confirmed that with respect to the exemption claimed under Rule 506 D and section 4(2) of the Securities Act of 1933, that:

(1)

Each purchaser referred to gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(2)

Sales were made to a limited number of persons.  No general solicitation to the public was made in connection with such sales;

(3)

Each purchaser represented in writing that they had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

(4)

Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

(5)

The purchasers represented in writing that they acquired the shares for their own accounts.

(6)

Shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

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EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation*
3.2	By-Laws*
4.1	Form of Share Certificate*
5.1	Opinion of Counsel **
10.1	Private Placement Memorandum*
10.2	Subscription Agreement*
10.3	Registration Rights Agreement*
10.4	Employment Agreement dated January 1, 2007 between Securitas EDGAR Filings, Inc. and Jeremy Pearman*
10.5	Independent Contractor Agreement dated December 29, 2009 between Securitas EDGAR Filings, Inc. and Lawrence Williams, Jr.*
10.6	Agreement and Plan of Merger between Securitas EDGAR Filings, LLC and Securitas EDGAR Filings, Inc.***
10.7	Idearc Media Corp Agreement*
10.11	Credit Agreement between Securitas EDGAR Filings, Inc. and Jeremy Pearman*
10.12	Credit Agreement between Securitas EDGAR Filings, Inc. and Kwajo Sarfoh*
10.13	Commercial Promissory Note between Securitas EDGAR Filings, Inc. and Jeremy Pearman*
10.14	Commercial Promissory Note between Securitas EDGAR Filings, Inc. and Kwajo Sarfoh*
10.15	Line of Credit Draw Authorization*
14.1	Code of Ethics*
23.1	Consent of Paritz & Company, P.A. **
23.2	Consent of Robert L. Diener, Esq. (included with Exhibit 5.1) **

* Incorporated by reference to Registration Statement on Form S-1, filed with the Securities and Exchange Commission, Registration Statement File No. 333-167824, on June 28, 2010.

** Incorporated by reference to Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission, Registration Statement File No. 333-167824, on March 30, 2011.

*** Filed herein.

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UNDERTAKINGS

(a)

Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

TABLE_OF_CONTENTS

Each  prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

(b)

Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

Reliance on Rule 430A:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

TABLE_OF_CONTENTS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Kentucky, on July 18, 2011.

SECURITAS EDGAR FILINGS, INC.

By:

/s/ Jeremy Pearman
Jeremy Pearman
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date July 18, 2011

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on July 18, 2011

.

/s/ Jeremy Pearman
Jeremy Pearman
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date:  July 18, 2011